 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2017

TRINET GROUP, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36373	95-3359658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 San Leandro Blvd., Suite 400 San Leandro, CA		94577
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 352-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of the TriNet Group, Inc. Amended and Restated Severance Plan

On May 18, 2017, upon the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”), the Board adopted and approved the TriNet Group, Inc. Amended and Restated Severance Plan (the “Plan”). The Plan is effective May 18, 2017 and covers senior level employees of the Company, including the Company’s executive officers, that have been expressly designated in writing as a Participant (each, a “Participant”). The Plan supersedes in its entirety the TriNet Group, Inc. Severance Benefit Plan adopted by the Board in June 2015.

The Plan provides for the payment of severance and other benefits to the Participants in the event of a termination of employment with the Company for Good Reason or a reason other than death, disability or Cause, as each capitalized term is defined in the Plan (each, an “Involuntary Termination”). In the event of an Involuntary Termination that occurs outside of a Change in Control Period (as defined in the Plan, a “Non-Change in Control Termination”), subject to the Participant’s execution of a general release of liability against the Company, the Plan provides the following payments and benefits to the Participants:

•	a lump sum payment equal to (a) three times the Participant’s base salary, in the case of our Chief Executive Officer, or (b) the Participant’s base salary, in the case of each other Participant;

•
reimbursement of COBRA premiums, until the earliest to occur of (a) the date that is 18 months, in the case of our Chief Executive Officer, or 12 months, in the case of each other Participant, after such Participant’s Non-Change in Control Termination, (b) the date on which such Participant becomes eligible for coverage under the group health insurance plans of a subsequent employer, and (c) the date on which such Participant is no longer eligible for continuation coverage under COBRA; and

•
all stock awards with solely time-based vesting terms held by such Participant shall be vested and, if applicable, exercisable, to the extent they would have vested, become exercisable or lapsed on the date that is (a) 18 months, in the case of our Chief Executive Officer, or (b) 12 months, in the case of each other Participant, following such Participant’s Non-Change in Control Termination as if employment had continued through such date.

In addition, in the event of an Involuntary Termination with the Company that occurs during the time period beginning one day prior to the date of a Change in Control (as defined in the Plan) and ending (a) 24 months following the date of Change in Control, in the case of our Chief Executive Officer, or (b) 18 months, in the case of each other Participant, (a “Change in Control Termination”), subject to the applicable Participant’s execution of a general release of liability against the Company, the Plan provides the following payments and benefits to the Participants:

•	a lump sum payment equal to (a) two times the Participant’s base salary, in the case of our Chief Executive Officer, or (b) the Participant’s base salary, in the case of each other Participant;

•
a lump sum payment equal to (a) two times the Participant’s On-Target Bonus (as defined in the Plan), in the case of our Chief Executive Officer, or (b) the Participant’s On-Target Bonus, in the case of each other Participant;

•
reimbursement of COBRA premiums, until the earliest to occur of (a) the date that is 24 months, in the case of our Chief Executive Officer, or 12 months, in the case of each other Participant, after such Participant’s Change in Control Termination, (b) the date on which such Participant becomes eligible for coverage under the group health insurance plans of a subsequent employer, and (c) the date on which such Participant is no longer eligible for continuation coverage under COBRA; and

•	all stock awards with solely time-based vesting terms held by such Participant shall immediately be fully vested and, if applicable, fully exercisable.

The Plan does not provide for a gross-up payment to any of the Participants to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 (the “Excise Tax”) of the Internal Revenue Code of 1986, as amended. Instead, the Plan provides that in the event that the payments described above would, if paid, be subject to the Excise Tax, then the payments will be reduced to the extent necessary so that no portion of the payments is subject to the Excise Tax, but only if the net amount of such total payment or benefit as so reduced is greater than or equal to the net amount of such total payment without such reduction.

The above description is a summary of the terms of the Plan and is subject to and qualified in its entirety by the terms of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 18, 2017, TriNet Group, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 7, 2017. The voting results for each proposal are set forth below.
Proposal 1. Stockholders elected each of the three nominees below as Class III directors to serve until the Company’s 2020 Annual Meeting of Stockholders or until his or her respective successor has been duly elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes in Favor
Michael J. Angelakis	53,747,040	335,572	11,421,962	99.38%
Burton M. Goldfield	48,281,554	5,801,058	11,421,962	89.27%
David C. Hodgson	47,028,802	7,053,810	11,421,962	86.96%
Proposal 2. Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
53,750,382	327,529	4,701	11,421,962	99.38%
Proposal 3.     Stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
65,488,390	9,923	6,261	—	99.97%

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	TriNet Group, Inc. Amended and Restated Executive Severance Benefit Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 23, 2017		TriNet Group, Inc.

		By:	/s/ Brady Mickelsen
Brady Mickelsen
Senior Vice President, Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	TriNet Group, Inc. Amended and Restated Executive Severance Benefit Plan